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                                                                    Exhibit 16.1



                       [LETTERHEAD OF DELOITTE & TOUCHE]



March 14, 2001



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments insofar as they relate to Deloitte & Touche LLP in the CHANGE IN ACCOUNTANTS section of this Amendment No. 3 to Registration Statement No. 333-43874 on Form S-1 of The Princeton Review, Inc.



Yours truly,

/s/ Deloitte & Touche LLP